UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 ______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2015

TECNOGLASS INC.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-35436	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Avenida Circunvalar a 100 mts de la Via 40, Barrio Las Flores, Barranquilla, Colombia

(Address of Principal Executive Offices) (Zip Code)

(57)(5) 3734000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 6, 2015, the Audit Committee of the Board of Directors of Tecnoglass Inc. (the “Company”) and management determined that the Company’s previously-filed quarterly reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014 (collectively, the “Quarterly Financial Statements”), should no longer be relied upon.

In reviewing the Quarterly Financial Statements, the Company has identified an error in the Condensed Consolidated Statement of Cash Flows for the three months ended March 31, 2014 resulting from an incorrect classification of proceeds received from its 2013 merger and equity issuance.  In accordance with accounting guidance presented in ASC 250-10 and SEC Staff Accounting Bulletin No. 99, Materiality, the Company’s management assessed the materiality of the error and concluded it was material to the Company’s previously reported Condensed Consolidated Statement of Cash Flows for the three months ended March 31, 2014, six months ended June 30, 2014 and nine months ended September 30, 2014.  Accordingly, the Company will be restating these Condensed Consolidated Statements of Cash Flows to correct the error.   The restatements had no effect on the Company’s previously reported Condensed Consolidated Balance Sheets, Condensed Statements of Operations and Comprehensive Income for these periods.

A tabular summary of the restatements that will be made is presented below (all $ amounts in thousands):

	Condensed Consolidated Statement of Cash Flows
	Three months ended March 31, 2014
	Previously		As Restated
	Reported	Restatement
Subscription receivable	15,908	(15,908)	-
Due from transfer agent	6,611	(6,611)	-
Cash flow from operating activities	11,138	(22,519)	(11,381)

Merger proceeds held in trust	-	22,519	22,519
Cash flow from financing activities	7,699	22,519	30,218

Net increase in Cash	17,402	-	17,402

	Condensed Consolidated Statement of Cash Flows
	Six months ended June 30, 2014
	Previously		As Restated
	Reported	Restatement
Subscription receivable	15,908	(15,908)	-
Due from transfer agent	6,611	(6,611)	-
Cash flow from operating activities	(368)	(22,519)	(22,887)

Merger proceeds held in trust	-	22,519	22,519
Cash flow from financing activities	18,672	22,519	41,191

Net increase in Cash	14,578	-	14,578

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	Condensed Consolidated Statement of Cash Flows
	Nine months ended September 30, 2014
	Previously		As Restated
	Reported	Restatement
Subscription receivable	15,908	(15,908)	-
Due from transfer agent	6,611	(6,611)	-
Cash flow from operating activities	8,367	(22,519)	(14,152)

Merger proceeds held in trust	-	22,519	22,519
Cash flow from financing activities	27,357	22,519	49,876

Net increase in Cash	14,878	-	14,878

The Company corrected the Condensed Consolidated Statement of Cash Flow in connection with the filing of its Form 10-Q for the three months ended March 31, 2015 filed on May 7, 2015 and anticipates filing the corrections to its Quarterly Financial Statements on Forms 10-Q/A for the periods ended June 30, 2014 and September 30, 2014 in the near future. The correction of the error did not impact the Company’s 2014 Form 10-K, which was filed with the Securities and Exchange Commission on April 15, 2015.

The Audit Committee and our management discussed with the Company’s former independent registered public accounting firm, the matters disclosed under this Item 4.02(a).

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This Current Report on Form 8-K contains “forward-looking” statements, as that term is defined under the federal securities laws. Forward-looking statements include, among others, statements about our plans to restate our consolidated financial statements and amend prior SEC filings, the timing of such restatement, and the restatement’s effect on our prior consolidated financial statements. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity,” and similar words or phrases or the negatives of these words or phrases. These forward-looking statements are based on our current assumptions, expectations, and beliefs and are subject to substantial risks, estimates, assumptions, uncertainties, and changes in circumstances that may cause our actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement, including, among others, the timing and nature of the final resolution of the accounting issues discussed in this Current Report on Form 8-K; any delay in the filing of required periodic reports with the SEC; whether a restatement of financial results will be required for other accounting issues for the same or other periods in addition to the restatement currently expected by management; additional uncertainties related to accounting issues generally; and adverse effects on our business as a result of the restatement process. In addition, please refer to the risk factors contained in our SEC filings. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, we assume no obligation and do not intend to update any forward-looking statement to reflect events or circumstances after the date hereof.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2015

TECNOGLASS INC.

By:	/s/ Jose M. Daes
Name: Jose M. Daes
Title: Chief Executive Officer

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